EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), Laxminarayan Bhat, Chief Executive Officer of the Company, and Narayan Prabhu, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 27th day of March, 2026.

/s/ Laxminarayan Bhat	/s/ Narayan Prabhu
Laxminarayan Bhat	Narayan Prabhu
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)